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Roger Williams Hotel. It's a full service, upscale boutique hotel in the Murray
Hill section of Manhattan. Acquisition financing--$12.6mm cash equity. Sponsor is James Lippman and his company JRK Asset Management. Lippman has net worth of approx. $52mm. JRK owns 10,000 multifamily units, a regional mall and 3 other luxury boutique hotels. The property was gut renovated in 1997-98 at a cost of approx. $40,000 per key. Hotel has 105% RevPAR penetration. 2003: Occ--80.3%; ADR--$157; RevPAR--$126. Bear underwrote to 2003 performance.